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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Endorex Corporation of our report dated February 4, 2000 relating to the financial statements of Endorex Corporation, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Chicago, Illinois
October 2, 2001